                                                               EXHIBIT 23.17

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of WorldCom, Inc.

Date: November 11, 1996

                                        /s/  RICHARD R. JAROS
                                        --------------------------------------
                                             Richard R. Jaros